Exhibit 10.7
INTELLECTUAL PROPERTY SECURITY AGREEMENT
     This Intellectual Property Security Agreement dated as of October 27, 2008 (“Security Agreement”), is made by Avalon Pharmaceuticals, Inc., a Delaware corporation (“Grantor”), in favor of Clinical Data, Inc. (“Secured Party”).
Recitals
     A. Secured Party has made or has agreed to make certain advances of money and to extend certain financial accommodations to Grantor pursuant to that certain Note Purchase Agreement dated of even date herewith between Grantor and Secured Party (as the same may be amended, the “Note Purchase Agreement”) and as evidenced by that certain Term Note dated of even date herewith executed by Grantor in favor of Secured Party and such other promissory notes which may be executed by Grantor in favor of Secured Party after the date hereof (as each may be amended, individually, the “Note” and, collectively, the “Notes”), such advances, future advances, and financial accommodations being referred to herein as the “Loans”.
     B. Secured Party is willing to make the Loans to Grantor, but only upon the condition, among others, that Grantor shall have executed and delivered to Secured Party this Security Agreement.
Agreement
     Now, Therefore, in order to induce Secured Party to make the Loans and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Grantor hereby represents, warrants, covenants and agrees as follows:
     1. Defined Terms. Terms used but not otherwise defined herein shall have the meanings given to them in the Note Purchase Agreement. When used in this Security Agreement the following terms shall have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):
     “AvalonRx® Technology” shall have the meaning given such term in the License Agreement.
     “Bankruptcy Code” means Title XI of the United States Code.
     “Collateral” shall have the meaning assigned to such term in Section 2 of this Security Agreement.
     “Contracts” means all contracts (including any customer, vendor, supplier, service or maintenance contract), leases, licenses, undertakings, purchase orders, permits, franchise agreements or other agreements, whether in written or electronic form, in or under which Grantor now holds or hereafter acquires any right, title or interest, including, without limitation, with respect to an account receivable, any agreement relating to the terms of payment or the terms of performance thereof.

     “Copyright License” means any agreement, whether in written or electronic form, in which Grantor now holds or hereafter acquires any interest, granting any right in or to any Copyright or Copyright registration (whether Grantor is the licensee or the licensor thereunder) including, without limitation, licenses pursuant to which Grantor has obtained the exclusive right to use a copyright owned by a third party.
     “Copyrights” means all of the following now owned or hereafter acquired or created (as a work for hire for the benefit of Grantor) by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest, in whole or in part: (a) all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof or any other country; (b) registrations, applications, recordings and proceedings in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country; (c) any continuations, renewals or extensions thereof; (d) any registrations to be issued in any pending applications, and shall include any right or interest in and to work protectable by any of the foregoing which are presently or in the future owned, created or authorized (as a work for hire for the benefit of Grantor) or acquired by Grantor, in whole or in part; (e) prior versions of works covered by copyright and all works based upon, derived from or incorporating such works; (f) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to copyrights, including, without limitation, damages, claims and recoveries for past, present or future infringement; (g) rights to sue for past, present and future infringements of any copyright; and (h) any other rights corresponding to any of the foregoing rights throughout the world.
     “Event of Default” means any “Event of Default” as defined in the Note Purchase Agreement.
     “General Intangible” means and includes any “general intangible,” as such term is defined in Article 9 of the UCC, now owned or hereafter acquired or received by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest, and shall include, in any event, any Contract (including any License), Copyright, Trademark, Patent or other Intellectual Property, Payment Intangible, books and records, ledger card, file, correspondence, computer program, tape, disk and related data processing software that at any time evidences or contains information relating to any of the Collateral, permit, goodwill (including the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License), insurance policy or any claim in or under any policy of insurance (including unearned premiums), chose in action, judgment taken or any rights or claims included in the Collateral, any right to sue for past, present and future infringement of any Copyright, Trademark, Patent, any right to any tax refund of any kind from any governmental authority, any right to receive the proceeds of any indemnity, warranty (including any manufacturer’s warranty) or guaranty (including any performance guaranty) in favor of Grantor, any claim of Grantor arising out of any breach or default under any Contract (including any License) or claim for damages arising out of such breach or default and any right of Grantor to terminate, amend, supplement, modify or exercise rights, options or remedies under any Contract (including any License).
     “Intellectual Property” means any intellectual property, in any medium, of any kind or nature whatsoever, now or hereafter owned or acquired or received by Grantor or in which

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Grantor now holds or hereafter acquires or receives any right or interest, and shall include, in any event, any Copyright, Trademark, Patent, trade secret, customer list, marketing plan, internet domain name (including any right related to the registration thereof), proprietary or confidential information, mask work, source, object or other programming code, invention (whether or not patented or patentable), technical information, procedure, design, knowledge, know-how, software, data base, data, skill, expertise, recipe, experience, process, model, drawing, material or record.
     “License” means any Copyright License, Patent License, Trademark License or other license of rights or interests, whether in-bound or out-bound, whether in written or electronic form, now or hereafter owned or acquired or received by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest, and shall include any renewals or extensions of any of the foregoing thereof.
     “License Agreement” shall mean that certain AvalonRx® License Agreement between the Buyer and Seller, dated on or about the date hereof, as amended.
     “Lien” means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.
     “Patent License” means any agreement, whether in written or electronic form, in which Grantor now holds or hereafter acquires any interest, granting any right with respect to any invention on which a Patent is in existence (whether Grantor is the licensee or the licensor thereunder).
     “Patents” means all of the following in which Grantor now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof and all applications for letters patent of the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country; (b) all reissues, divisions, continuations, renewals, continuations-in-part or extensions thereof; (c) all petty patents, divisionals and patents of addition; (d) all patents to issue in any such applications; (e) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to patents, including, without limitation, damages, claims and recoveries for past, present or future infringement; and (f) rights to sue for past, present and future infringements of any patent.
     “Payment Intangibles” means and includes any “payment intangible” as such term is defined in Article 9 of the UCC, now or hereafter owned or acquired or received by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest.
     “Proceeds” means and includes any “proceeds,” as such term is defined in Article 9 of the UCC, now or hereafter owned or acquired or received by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest
     “Secured Obligations” means the Obligations (as such term is defined in the Note Purchase Agreement).

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     “Security Agreement” means this Security Agreement and all Schedules hereto, as the same may from time to time be amended, modified, supplemented or restated.
     “Trademark License” means any agreement, whether in written or electronic form, in which Grantor now holds or hereafter acquires any interest, granting any right in and to any Trademark or Trademark registration (whether Grantor is the licensee or the licensor thereunder).
     “Trademarks” means any of the following in which Grantor now holds or hereafter acquires any interest: (a) any trademarks, tradenames, corporate names, company names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country (collectively, the “Marks”); (b) any reissues, extensions or renewals thereof; (c) the goodwill of the business symbolized by or associated with the Marks; (d) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to the Marks, including, without limitation, damages, claims and recoveries for past, present or future infringement; and (e) rights to sue for past, present and future infringements of the Marks.
     “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York (and each reference in this Security Agreement to an Article thereof (denoted as a Division of the UCC as adopted and in effect in the State of New York) shall refer to that Article (or Division, as applicable) as from time to time in effect; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Secured Party’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code (including the Articles thereof) as in effect at such time in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.
     2. Grant of Security Interest. As collateral security for the full, prompt, complete and final payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Secured Obligations and in order to induce Secured Party to cause the Loans to be made, Grantor hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to Secured Party, and hereby grants to Secured Party, a security interest in all of Grantor’s right, title and interest in, to and under the following, whether now owned or hereafter acquired (all of which being collectively referred to herein as the “Collateral”):
          (a) the AvalonRx® Technology;
          (b) All Intellectual Property of Grantor, including without limitation, in respect of the AvalonRx® Technology, and General Intangibles related to all Intellectual Property of Grantor;

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          (c) All Contracts of Grantor in respect of the AvalonRx® Technology;
          (d) To the extent not otherwise included, all books and records of Grantor with respect to each of the foregoing, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for and rents, profits and products of each of the foregoing.
          Notwithstanding anything to the contrary set for in this Security Agreement, “Collateral” shall not include any asset, now owned or hereafter acquired or arising, to the extent that the creation or attachment of a security interest in such asset would require the consent of any third party under a Contract to which the Grantor is a party in order for the Grantor to avoid a breach of or default under the Contract if the requirement of consent under the Contract for the creation or attachment of the security interest is enforceable under applicable law and such consent has not be obtained, provided, however, that the “Collateral” shall include and the security interests hereunder shall immediately attach to any Contract upon receipt of any required consent or amendment to such Contract modifies such Contract to eliminate the requirement for any required consent.
     3. Rights Of Secured Party.
          (a) Notwithstanding anything contained in this Security Agreement to the contrary, Grantor expressly agrees that it shall remain liable under each of its Contracts and Licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder and that it shall perform all of its duties and obligations thereunder, all in accordance with and pursuant to the terms and provisions of each such Contract and License. Secured Party shall not have any obligation or liability under any such Contract or License by reason of or arising out of this Security Agreement or the granting to Secured Party of a lien therein or the receipt by Secured Party of any payment relating to any such Contract or License pursuant hereto, nor shall Secured Party be required or obligated in any manner to perform or fulfill any of the obligations of Grantor under or pursuant to any such Contract or License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any such Contract or License, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
          (b) Secured Party may at any time, upon the occurrence and during the continuance of any Event of Default, without notifying Grantor of its intention to do so, notify parties to the Contracts of Grantor which constitute Collateral that the right, title and interest of Grantor in and under such Contracts have been assigned to Secured Party and that payments shall be made directly to Secured Party. Upon the occurrence and during the continuance of any Event of Default, upon the request of Secured Party, Grantor shall so notify such parties to such Contracts. Upon the occurrence and during the continuance of any Event of Default, Secured Party may, in its name or in the name of others, communicate with such parties to such Contracts to verify with such parties, to Secured Party’s satisfaction, the existence, amount and terms of any such Contracts.

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     4. Representations And Warranties. Grantor hereby represents and warrants to Secured Party that:
          (a) Except for the security interest granted to Secured Party under this Security Agreement, Grantor is the sole legal and equitable owner of each item of the Collateral in which it purports to grant a security interest hereunder, having good and marketable title thereto, free and clear of any and all Liens.
          (b) No effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral exists, except such as may have been filed by Grantor in favor of Secured Party pursuant to this Security Agreement.
          (c) This Security Agreement creates a legal and valid security interest on and in all of the Collateral in which Grantor now has rights and will create a legal and valid security interest in the Collateral in which Grantor later acquires rights.
          (d) Grantor’s taxpayer identification number is set forth in the signature page hereof. If Grantor is a corporation, limited liability company, limited partnership, corporate trust or other registered organization, the State (or if not a state, the other jurisdiction) under whose law such registered organization was organized is set forth on the signature page hereof. Grantor’s chief executive office, principal place of business, and the place where Grantor maintains its records concerning the Collateral are presently located at the address set forth on the signature page hereof.
          (e) All Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses comprising the Collateral now owned, held or in which Grantor otherwise has any interest are listed on Schedule A attached hereto. Grantor shall amend Schedule A from time to time in accordance with Section 5.8 below to reflect any additions to or deletions from this list. Except as set forth on Schedule A, none of the Patents, Trademarks or Copyrights have been licensed to any third party.
     5. Covenants. Grantor covenants and agrees with Secured Party that from and after the date of this Security Agreement and until the Secured Obligations have been performed and paid in full and any commitment of Secured Party to make Loans to Grantor has expired or terminated:
          5.1 Disposition of Collateral. Grantor shall not sell, lease, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so.
          5.2 Change of Jurisdiction of Organization, Relocation of Business or Collateral. Grantor shall not change its jurisdiction of organization, relocate its chief executive office, principal place of business or its records, or allow the relocation of any Collateral from such address(es) provided to Secured Party pursuant to Section 4(d) above without fifteen (15) days prior written notice to Secured Party.
          5.3 Limitation on Liens on Collateral. Grantor shall not, directly or indirectly, create, permit or suffer to exist, and shall defend the Collateral against and take such

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other action as is necessary to remove, any Lien on the Collateral, except the Lien granted to Secured Party under this Security Agreement. Grantor shall further defend the right, title and interest of Secured Party in and to any of Grantor’s rights under the Collateral against the claims and demands of all persons whomsoever.
          5.4 [Reserved].
          5.5 Taxes, Assessments, Etc. Grantor shall pay promptly when due all property and other taxes, assessments and government charges or levies imposed upon Grantor, except to the extent the validity thereof is being contested in good faith and adequate reserves are being maintained in connection therewith.
          5.6 Maintenance of Records. Grantor shall keep and maintain at its own cost and expense satisfactory and complete records of the Collateral.
          5.7 Registration of Intellectual Property Rights. Subject to Grantor’s reasonable business judgment, (i) Grantor shall promptly register or cause to be registered (to the extent not already registered) the most recent version of any Copyright, Copyright License, Patent, Patent License, Trademark or Trademark License constituting the Collateral, with the United States Copyright Office or Patent and Trademark Office, as applicable, including, without limitation, in all such cases the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings and (ii) Grantor shall register or cause to be registered with the United States Copyright Office or Patent and Trademark Office, as applicable, those additional rights and interests developed or acquired by Grantor in respect of the AvalonRx® Technology after the date of this Security Agreement, including, without limitation, any additions to the rights and interests of Grantor listed on Schedule A hereto.
          5.8 Notification Regarding Changes in Intellectual Property. Grantor shall:
          (a) promptly advise Secured Party in writing of any subsequent ownership right or interest of the Grantor in or to any Copyright, Patent, Trademark or License constituting Collateral not specified on Schedule A hereto, and shall amend or permit Secured Party to amend such Schedule, as necessary, to reflect any addition or deletion to such ownership rights;
          (b) promptly give Secured Party written notice of any applications or registrations of intellectual property rights filed with the United States Patent and Trademark Office, including the date of such filing and the registration or application numbers, if any; and
          (c) (i) give Secured Party not less than 30 days prior written notice of the filing of any applications or registrations in respect of the Collateral with the United States Copyright Office, including the title of such intellectual property rights to be registered, as such title will appear on such applications or registrations, and the date such applications or registrations will be filed, and (ii) prior to the filing of any such applications or registrations, shall execute such documents as Secured Party may reasonably request for Secured Party to maintain its perfection and priority in such intellectual property rights to be registered by Grantor, and upon the request of Secured Party, shall file such documents simultaneously with the filing of any such

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applications or registrations. Upon filing any such applications or registrations with the United States Copyright Office, Grantor shall promptly provide Secured Party with (x) a copy of such applications or registrations, without the exhibits, if any, thereto, (y) evidence of the filing of any documents requested by Secured Party to be filed for Secured Party to maintain the perfection and priority of its security interest in such intellectual property rights, and (z) the date of such filing.
          (d) Secured Party may audit the Collateral, at reasonable times and upon reasonable notice, to confirm compliance with Section 5.7 and this Section 5.8. Secured Party shall have the right, but not the obligation, to take, at Grantor’s sole expense, any actions that Grantor is required under this Section 5.8 to take but which Grantor fails to take, after five (5) days’ notice to Grantor (provided that no such notice shall be required if an Event of Default has occurred and is continuing). Grantor shall reimburse and indemnify Secured Party for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under Section 5.7 or this Section 5.8.
          5.9 Defense of Intellectual Property. Grantor shall (a) protect, defend and maintain the validity and enforceability of its Copyrights, Patents and Trademarks, (b) use its commercially reasonable efforts to detect infringements of its Copyrights, Patents and Trademarks and promptly advise Secured Party in writing of material infringements detected and (c) not allow any of its Copyrights, Patents or Trademarks to be abandoned, forfeited or dedicated to the public without the prior written consent of Secured Party.
          5.10 Further Assurances. At any time and from time to time, upon the written request of Secured Party, and at the sole expense of Grantor, Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Secured Party may reasonably deem necessary or desirable to obtain the full benefits of this Security Agreement, including, without limitation, (a) using commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the grant of a security interest to Secured Party in any item of Collateral held by Grantor or in which Grantor has any right or interest, (b) executing, delivering and causing to be filed any financing or continuation statements (including “in lieu” continuation statements) under the UCC with respect to the security interests granted hereby, (c) filing or cooperating with Secured Party in filing any forms or other documents required to be recorded with the United States Patent and Trademark Office, United States Copyright Office, or any actions, filings, recordings or registrations in any foreign jurisdiction or under any international treaty, required to secure or protect Secured Party’s interest in the Collateral, (d) transferring the Collateral to Secured Party’s possession (if a security interest in such Collateral can be perfected only by possession), and (e) at Secured Party’s reasonable request, executing and delivering or causing to be delivered written notice to insurers of Secured Party’s security interest in, or claim in or under, any policy of insurance (including unearned premiums). Any such financing statements, continuation statements or amendments may be signed by Secured Party on behalf of Grantor and may be filed at any time in any jurisdiction. Grantor hereby authorizes Secured Party to file any financing or continuation statement (including “in lieu” continuation statements) without the signature of Grantor.

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     6. Secured Party’s Appointment as Attorney-in-Fact; Performance by Secured Party.
          (a) Subject to Section 6(b) below, Grantor hereby irrevocably constitutes and appoints Secured Party, and any officer or agent of Secured Party, with full power of substitution, as its true and lawful attorney-in-fact with full, irrevocable power and authority in the place and stead of Grantor and in the name of Grantor or in its own name, from time to time at Secured Party’s discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement and, without limiting the generality of the foregoing, hereby gives Secured Party the power and right, on behalf of Grantor, without notice to or assent by Grantor to do the following:
               (i) to ask, demand, collect, receive and give acquittances and receipts for any and all monies due or to become due under any Collateral and, in the name of Grantor, in its own name or otherwise to take possession of, endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of monies due under any Collateral and to file any claim or take or commence any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Secured Party for the purpose of collecting any and all such monies due under any Collateral whenever payable;
               (ii) to pay or discharge any Liens, including, without limitation, any tax lien, levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof, which actions shall be for the benefit of Secured Party and not Grantor;
               (iii) to (1) direct any person liable for any payment under or in respect of any of the Collateral to make payment of any and all monies due or to become due thereunder directly to Secured Party or as Secured Party shall direct, (2) receive payment of any and all monies, claims and other amounts due or to become due at any time arising out of or in respect of any Collateral, (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with any Collateral, (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral, (5) defend any suit, action or proceeding brought against Grantor with respect to any Collateral, (6) settle, compromise or adjust any suit, action or proceeding described above, and in connection therewith, give such discharges or releases as Secured Party may deem appropriate, (7) license, or, to the extent permitted by an applicable License, sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any Copyright, Patent or Trademark throughout the world for such term or terms, on such conditions and in such manner as Secured Party shall in its discretion determine and (8) sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes; and

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               (iv) to do, at Secured Party’s option and Grantor’s expense, at any time, or from time to time, all acts and things which Secured Party may reasonably deem necessary to protect, preserve or realize upon the Collateral and Secured Party’s security interest therein in order to effect the intent of this Security Agreement, all as fully and effectively as Grantor might do.
          (b) Secured Party agrees that, except upon the occurrence and during the continuation of an Event of Default, it shall not exercise the power of attorney or any rights granted to Secured Party pursuant to this Section 6. Grantor hereby ratifies, to the extent permitted by law, all that said attorney shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this Section 6 is a power coupled with an interest and shall be irrevocable until the Secured Obligations are completely and indefeasibly paid and performed in full and Secured Party no longer has any commitment to make any Loans to Grantor.
          (c) If Grantor fails to perform or comply with any of its agreements contained herein and Secured Party, as provided for by the terms of this Security Agreement, shall perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses, including reasonable attorneys’ fees and costs, of Secured Party incurred in connection with such performance or compliance, together with interest thereon at a rate of interest equal to the highest per annum rate of interest charged on the Loans, shall be payable by Grantor to Secured Party within five (5) business days of demand and shall constitute Secured Obligations secured hereby.
     7. Rights And Remedies Upon Default. After any Event of Default shall have occurred and while such Event of Default is continuing:
          (a) Secured Party may exercise in addition to all other rights and remedies granted to it under this Security Agreement, the Notes or any other agreement between Grantor and Secured Lender, and under any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, Grantor expressly agrees that in any such event Secured Party, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Grantor or any other person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may (i) reclaim, take possession, recover, store, maintain, finish, repair, prepare for sale or lease, shop, advertise for sale or lease and sell or lease (in the manner provided herein) the Collateral, and in connection with the liquidation of the Collateral and collection of the accounts receivable pledged as Collateral, use any Trademark, Copyright, or process used or owned by Grantor and (ii) forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker’s board or at any of Secured Party’s offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. To the extent Grantor has the right to do so, Grantor authorizes Secured Party, on the terms set forth in this Section 7 to enter the

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premises where the Collateral is located, to take possession of the Collateral, or any part of it, and to pay, purchase, contact, or compromise any encumbrance, charge, or lien which, in the opinion of Secured Party, appears to be prior or superior to its security interest. Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption Grantor hereby releases. Grantor further agrees, at Secured Party’s request, to assemble the Collateral and make it available to the Secured Party at places which Secured Party shall reasonably select, whether at Grantor’s premises or elsewhere. Secured Party shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale as provided in this Section 7, and only after so paying over such net proceeds and after the payment by Secured Party of any other amount required by any provision of law, need Secured Party account for the surplus, if any, to Grantor. To the maximum extent permitted by applicable law, Grantor waives all claims, damages, and demands against Secured Party arising out of the repossession, retention or sale of the Collateral. Grantor agrees that Secured Party need not give more than ten (10) days’ notice of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which Secured Party is entitled from Grantor, Grantor also being liable for the attorney costs of any attorneys employed by Secured Party to collect such deficiency.
          (b) Grantor agrees that in any sale of any of such Collateral, whether at a foreclosure sale or otherwise, Secured Party is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental authority, and Grantor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall Secured Party be liable nor accountable to Grantor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.
          (c) Grantor also agrees to pay all fees, costs and expenses of Secured Party, including, without limitation, attorneys’ fees, incurred in connection with the enforcement of any of its rights and remedies hereunder.
          (d) Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.
          (e) The Proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by Secured Party in the following order of priorities:

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          First, to Secured Party in an amount sufficient to pay in full the costs of Secured Party in connection with such sale, disposition or other realization, including all fees, costs, expenses, liabilities and advances incurred or made by Secured Party in connection therewith, including, without limitation, attorneys’ fees;
          Second, to Secured Party in an amount equal to the then unpaid Secured Obligations; and
          Finally, upon payment in full of the Secured Obligations, to Grantor or its representatives, in accordance with the UCC or as a court of competent jurisdiction may direct.
     8. Indemnity. Grantor agrees to defend, indemnify and hold harmless Secured Party and its officers, employees, and agents against (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Security Agreement and (b) all losses or expenses in any way suffered, incurred, or paid by Secured Party as a result of or in any way arising out of, following or consequential to transactions between Secured Party and Grantor, whether under this Security Agreement or otherwise (including without limitation, reasonable attorneys fees and expenses), except for losses arising from or out of Secured Party’s (or any Secured Party’s officer’s, employee’s or agent’s) gross negligence or willful misconduct.
     9. Limitation on Secured Party’s Duty in Respect of Collateral. Secured Party shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it takes such action as Grantor requests in writing except during an Event of Default, but failure of Secured Party to comply with any such request shall not in itself be deemed a failure to act reasonably, and no failure of Secured Party to do any act not so requested shall be deemed a failure to act reasonably.
     10. Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Grantor’s property and assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
     11. Miscellaneous.
          11.1 Waivers; Modifications. None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Grantor and Secured Party.

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          11.2 Termination of this Security Agreement. Subject to Section 10 hereof, this Security Agreement shall terminate upon the payment and performance in full of the Secured Obligations (other than contingent indemnification or reimbursement Obligations other than those related to claims, causes of action, or liabilities that have been asserted or threatened).
          11.3 Successor and Assigns. This Security Agreement and all obligations of Grantor hereunder shall be binding upon the successors and assigns of Grantor, and shall, together with the rights and remedies of Secured Party hereunder, inure to the benefit of Secured Party, any future holder of any of the Secured Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner affect the lien granted to Secured Party hereunder.
          11.4 Governing Law. In all respects, including all matters of construction, validity and performance, this Security Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws, except to the extent that the UCC provides for the application of the law of a different jurisdiction.
          11.5 Waiver of Jury Trial. GRANTOR AND SECURED PARTY EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS SECURITY AGREEMENT, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS SECURITY AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.
[Signature pages follow.]

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     In Witness Whereof, each of the parties hereto has caused this Intellectual Property Security Agreement to be executed and delivered by its duly authorized officer on the date first set forth above.

Address Of Grantor	Avalon Pharmaceuticals, Inc., as Grantor
20358 Seneca Meadows Parkway Germantown, MD 20876	By:	/s/ Kenneth C. Carter
Printed Name: Kenneth C. Carter
		Title:	President and Chief Executive Officer

Taxpayer Identification Number of Grantor			Jurisdiction of Organization of Grantor
52-2209310			Delaware
Accepted And Acknowledged By:
Clinical Data, Inc., as Secured Party
By:	/s/ Caesar J. Belbel
Printed Name: Caesar J. Belbel
	Title:	Executive Vice President, Chief Legal Officer and Secretary

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